Exhibit 99.1

Intapp Announces Fourth Quarter and Full Fiscal Year 2021 Financial Results

•	Fourth quarter total revenue of $61.3 million, up 29% year-over-year
•	Fourth quarter SaaS and support revenue of $39.4 million, up 26% year-over-year
•	Cloud annual recurring revenue (ARR) of $109.7 million, up 48% year-over-year

PALO ALTO, Calif., September 8, 2021 – Intapp, Inc. (NASDAQ: INTA), a leading provider of industry-specific, cloud-based software solutions that enable connected professional and financial services firms, announced its financial results for the fiscal fourth quarter and full year ended June 30, 2021.

“Intapp has created a unique cloud-based software platform designed specifically for the professional and financial services firms that facilitate the world’s economy,” said CEO John Hall. “In the fiscal fourth quarter of 2021, we delivered strong financial results driven by the continued adoption of our full cloud platform by some of the largest firms in those industries. We also recently completed a successful IPO, and are well positioned to further expand our business as we enable our clients to harness the power of our cloud-based solutions that are purpose-built to meet their needs.”

The company’s shares began trading on the Nasdaq Global Select Market on June 30, 2021, and the offering closed on July 2, 2021. As a result, effects of the offering including the net proceeds, the repayment of our outstanding debt, the conversion of our outstanding preferred stock to common stock, and the issuance of new common shares are not reflected in the fiscal fourth quarter or year-end consolidated financial statements. The effects of the offering will be reflected in our fiscal first quarter consolidated financial statements for the period ending September 30, 2021.

Fourth Quarter of Fiscal Year 2021 Financial Highlights

•	Total revenue was $61.3 million, representing a 29% year-over-year increase compared to the fourth quarter of fiscal year 2020.
•	SaaS and support revenue was $39.4 million, representing a 26% year-over-year increase compared to the fourth quarter of fiscal year 2020.
•

Cloud ARR was $109.7 million, representing a 48% year-over-year increase compared to the fourth quarter of fiscal year 2020. Cloud ARR represented 52% of total ARR compared to 43% at the end of the prior year.

•	Total ARR was $212.3 million, representing a 23% year-over-year increase compared to the fourth quarter of fiscal year 2020.
•	GAAP operating loss was $9.6 million, compared to a GAAP operating loss of $1.1 million in the fourth quarter of fiscal year 2020.
•	Non-GAAP operating profit was $0.6 million, compared to a non-GAAP operating profit of $6.4 million in the fourth quarter of fiscal year 2020.
•	GAAP net loss attributable to common stockholders was $19.9 million, compared to a GAAP net loss attributable to common stockholders of $12.0 million in the fourth quarter of fiscal year 2020.

•	Non-GAAP net loss attributable to common stockholders was $5.7 million, compared to a non-GAAP net loss attributable to common stockholders of $0.7 million in the fourth quarter of fiscal year 2020.
•	GAAP net loss per share was $0.68, compared to a GAAP net loss per share of $0.49 in the fourth quarter of fiscal year 2020.
•	Non-GAAP net loss per share was $0.19, compared to a non-GAAP net loss per share of $0.03 in the fourth quarter of fiscal year 2020.

Fiscal Year 2021 Financial Highlights

•	Total revenue was $214.6 million, an increase of 15% over fiscal year 2020.
•	SaaS and support revenue was $144.1 million, an increase of 26% over fiscal year 2020.
•	GAAP operating loss was $23.0 million, compared to a GAAP operating loss of $16.8 million in fiscal year 2020.
•	Non-GAAP operating profit was $8.0 million, compared to a non-GAAP operating profit of $2.3 million in fiscal year 2020.
•	GAAP net loss attributable to common stockholders was $62.3 million, compared to a GAAP net loss attributable to common stockholders of $60.0 million in fiscal year 2020.
•	Non-GAAP net loss attributable to common stockholders was $15.8 million, compared to a non-GAAP net loss attributable to common stockholders of $26.8 million in fiscal year 2020.
•	GAAP net loss per share was $2.23, compared to a GAAP net loss per share of $2.49 in fiscal year 2020.
•	Non-GAAP net loss per share was $0.56, compared to a non-GAAP net loss per share of $1.11 in fiscal year 2020.
•	Cash and cash equivalents were $37.6 million as of June 30, 2021.

Business Highlights

•	Listed our shares on Nasdaq on June 30, 2021, ticker symbol INTA, and closed our initial public offering on July 2, 2021.
•	Closed the acquisition of Repstor which expanded our offering to include Microsoft 365-based enterprise content management and collaboration tools.
•	As of June 30, 2021, Intapp served more than 1,900 clients in 40 countries, 420 of which generated more than $100,000 of ARR, and 31 of which generated more than $1.0 million of ARR.
•	Our trailing twelve months’ net revenue retention rate was within our expected range of 108% to 112%.

First Quarter and Full Fiscal Year 2022 Outlook

Fiscal 2022 Outlook
	First Quarter	Full Year
SaaS and support revenue (in millions)	$40.5 - $41.5	$172.0 - $176.0
Total revenue (in millions)	$56.5 - $57.5	$241.0 - $245.0
Non-GAAP operating loss (in millions)	$1.0 - $2.0	$13.5 - $17.5
Non-GAAP net loss per share	$0.06 - $0.08	$0.29 – $0.33

The information presented above includes non-GAAP financial measures such as “non-GAAP operating profit (loss),” “non-GAAP net loss,” and “non-GAAP net loss per share.”  Refer to “Non-GAAP Financial Measures and Other Metrics” for a discussion of these measures and the financial tables below for reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Webcast

The company will host a conference call for analysts and investors on Wednesday, September 8, 2021, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the investors section of the Intapp company website at https://investors.intapp.com/ . A replay of the call will be available through the Intapp website for 90 days.

About Intapp

Intapp makes the connected firm possible. We provide cloud software solutions that address the unique operating challenges and regulatory requirements of the global professional and financial services industry. Our solutions help more than 1,900 of the premier private capital, investment banking, legal, accounting, and consulting firms connect their most important assets: people, processes, and data. As part of a connected firm, professionals gain easy access to the information they need to win more business, increase investment returns, streamline deal and engagement execution, and strengthen risk management and compliance.

Forward-Looking Statements

This press release contains express and implied "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the first quarter and full year of fiscal 2022, growth strategy, business plans and market position. In some cases, you can identify forward-looking statements by terms such as "anticipate," "believe," "estimate," "expect," "intend," "may," "might," "plan," "project," "would," "should," "could," "can," "predict," "potential," "target," "explore," "continue," “expand,” “outlook” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our inability to continue our growth at or near historical rates; our history of losses; the impact of the COVID-19 pandemic on U.S. and global economies, our business, our employees, results of operations, financial condition, demand for our products, sales and implementation cycles, and the health of our clients' and partners' businesses; data breaches, unauthorized access to client data or other disruptions of our solutions; U.S. and global market and economic conditions, particularly adverse to our targeted industries; a decline in our client renewals and expansions; the length and variability of our sales cycle; our ability to compete in highly competitive markets; our ability to develop, introduce and market new and enhanced versions of our solutions; our ability to develop or sell our solutions into new markets or further penetrate existing markets; the ability of our products to function within the heavily regulated professional and financial services industry; the development of the market for SaaS solutions for professional and financial services; additional complexity, burdens, and volatility in connection with our international sales and operations; and third parties asserting that we are infringing or violating their intellectual property rights.  Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are and/or will be included under the caption "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2021 to be filed with the Securities and Exchange Commission and any subsequent public filings. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events.  We assume no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP net loss and non-GAAP net loss per share. These non-GAAP measures exclude the impact of stock-based compensation, amortization of intangible assets, acquisition-related transaction costs, restructuring costs and non-cash dividends. Unlevered free cashflow is a supplemental liquidity measure that management uses to evaluate our core operating business and our ability to meet our current and future financing and investing needs.  It consists of net cash used in operating activities less cash paid for purchases of property and equipment and capitalized internal-use software and increased by cash paid for interest expense. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Other metrics include Cloud ARR, total ARR and net revenue retention rate. Total ARR represents the annualized recurring value of all active SaaS and on-premises subscription contracts at the end of a reporting period. Cloud ARR is the portion of the annualized recurring value of our active SaaS contracts at the end of a reporting period. Contracts with a term other than one year are annualized by taking the committed contract value for the current period divided by number of days in that period, then multiplying by 365.

Net revenue retention rate is calculated by starting with the ARR from the cohort of all clients as of the twelve months prior to the applicable fiscal period, or prior period ARR. We then calculate the ARR from these same clients as of the current fiscal period, or current period ARR. We then divide the current period ARR by the prior period ARR to calculate the net revenue retention rate.

The Company believes these non-GAAP financial measures and metrics provide useful information to investors as they are used by management to manage the business, make planning decisions, evaluate our performance, and allocate resources. The Company believes these non-GAAP financial measures and other metrics provide useful information to investors regarding certain financial and business trends relating to Intapp’s financial condition and results of operations.

Guidance for non-GAAP financial measures excludes stock-based compensation expense and amortization of intangible assets. A reconciliation of non-GAAP guidance measures to the most directly comparable GAAP financial measures is not available on a forward-looking basis due to the uncertainty regarding, and the potential variability of, the amounts of stock-based compensation expense and amortization of intangible assets that may be incurred in the future. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the estimated weighted average shares outstanding for the period. For the first quarter and full fiscal year 2022 outlook, the weighted average shares outstanding for the period reflects the closing of the Company’s initial public offering and includes the conversion of 19,034,437 shares of convertible preferred stock into the same number of shares of common stock and the issuance of 12,075,000 shares of new common stock.

Investor Contact

Barry Hutton

The Blueshirt Group, for Intapp, Inc.
ir@intapp.com

Media Contact

Ali Robinson

Global Media Relations Director

Intapp, Inc.

Ali.robinson@intapp.com

Intapp, Inc.

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share data)

	June 30,
		2020
	2021	(As adjusted)*
Assets
Current assets:
Cash and cash equivalents	$37,636	$42,052
Restricted cash	3,827	1,107
Accounts receivable, net	48,573	23,003
Unbilled receivables, net	6,840	8,578
Other receivables, net	858	1,144
Prepaid expenses	9,591	3,675
Deferred commissions, current	6,551	4,837
Total current assets	113,876	84,396
Property and equipment, net	10,674	8,172
Goodwill	262,270	227,992
Intangible assets, net	52,349	46,806
Deferred commissions, noncurrent	10,414	8,240
Other assets	10,244	1,406
Total assets	$459,827	$377,012
Liabilities, convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$2,198	$4,129
Accrued compensation	29,218	18,100
Accrued expenses	9,953	3,588
Deferred revenue, net	107,893	79,721
Other current liabilities	22,621	11,269
Total current liabilities	171,883	116,807
Deferred tax liabilities	5,705	2,616
Long-term deferred revenue, net	1,908	842
Other liabilities	18,170	3,805
Debt, net	275,593	279,458
Total liabilities	473,259	403,528
Convertible preferred stock, $0.001 par value per share, 19,870,040 shares authorized as of June 30, 2021 and 2020; 19,034,437 shares issued and outstanding as of June 30, 2021 and 2020; liquidation preference of $203,340 and $187,756 as of June 30, 2021 and 2020, respectively	144,148	144,148
Stockholders’ deficit
Common stock, $0.001 par value per share, 65,000,000 and 60,000,000 shares authorized as of June 30, 2021 and 2020, respectively; 29,444,577 and 24,331,569 shares issued and outstanding as of June 30, 2021 and 2020, respectively	29	24
Additional paid-in capital	128,943	69,178
Accumulated other comprehensive loss	(494)	(1,667)
Accumulated deficit	(286,058)	(238,199)
Total stockholders’ deficit	(157,580)	(170,664)
Total liabilities, convertible preferred stock and stockholders’ deficit	$459,827	$377,012

* As adjusted to reflect the impact of the full retrospective adoption of ASC 606.

Intapp, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2021	2020 (As adjusted)*	2021	2020 (As adjusted)*
Revenues
SaaS and support	$39,431	$31,245	$144,075	$114,125
Subscription license	14,433	11,171	45,963	48,427
Total recurring revenues	53,864	42,416	190,038	162,552
Professional services	7,393	5,132	24,595	24,300
Total revenues	61,257	47,548	214,633	186,852
Cost of revenues
SaaS and support	10,663	9,753	40,644	37,677
Total cost of recurring revenues	10,663	9,753	40,644	37,677
Professional services	9,680	7,405	33,730	32,847
Restructuring	—	765	—	765
Total cost of revenues	20,343	17,923	74,374	71,289
Gross profit	40,914	29,625	140,259	115,563
Operating expenses:
Research and development	13,717	9,447	50,853	42,090
Sales and marketing	22,731	12,975	69,948	58,898
General and administrative	14,108	5,450	42,418	28,491
Restructuring	—	2,894	—	2,894
Total operating expenses	50,556	30,766	163,219	132,373
Operating loss	(9,642)	(1,141)	(22,960)	(16,810)
Interest expense	(6,084)	(7,006)	(24,608)	(27,856)
Other income (expense), net	(41)	(69)	1,276	(896)
Net loss before income taxes	(15,767)	(8,216)	(46,292)	(45,562)
Income tax expense	(143)	(66)	(472)	(353)
Net loss	(15,910)	(8,282)	(46,764)	(45,915)
Less: cumulative dividends allocated to preferred stockholders	(4,003)	(3,695)	(15,584)	(14,048)
Net loss attributable to common stockholders	$(19,913)	$(11,977)	$(62,348)	$(59,963)
Net loss per share attributable to common stockholders, basic and diluted	$(0.68)	$(0.49)	$(2.23)	$(2.49)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	29,342	24,198	27,950	24,109

* As adjusted to reflect the impact of the full retrospective adoption of ASC 606.

Intapp, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2021	2020 (As adjusted)*	2021	2020 (As adjusted)*
Cash Flows from Operating Activities
Net loss	$(15,910)	$(8,282)	$(46,764)	$(45,915)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,455	3,250	13,365	12,767
Amortization of deferred financing costs	283	285	1,135	1,140
Provision for doubtful accounts	47	226	424	974
Stock-based compensation	5,838	1,041	18,061	3,256
Deferred income taxes	(65)	(305)	(455)	(294)
Other	—	—	20	—
Changes in operating assets and liabilities, net of business combinations:
Accounts and other receivables	(21,043)	11,914	(26,042)	7,744
Unbilled receivables, current	(46)	2,216	1,738	(3,805)
Prepaid expenses and other assets	(5,018)	3,532	(4,672)	393
Deferred commissions	(1,673)	(922)	(3,888)	(3,403)
Accounts payable and accrued liabilities	9,790	(610)	10,680	(1,281)
Deferred revenue, net	17,037	9,016	28,787	17,975
Other liabilities	(367)	604	(2,138)	9,039
Net cash provided by (used in) operating activities	(7,672)	21,965	(9,749)	(1,410)
Cash Flows from Investing Activities
Purchases of property and equipment	(79)	(462)	(2,473)	(2,638)
Capitalized internal-use software costs	(885)	(707)	(2,526)	(2,496)
Business combinations, net of cash acquired	(20,605)	—	(20,605)	—
Net cash used in investing activities	(21,569)	(1,169)	(25,604)	(5,134)
Cash Flows from Financing Activities
Proceeds from borrowings	—	—	—	15,000
Payments on borrowings	—	—	(5,000)	(5,000)
Shareholder contribution	—	—	—	1,820
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	—	—	16,456
Proceeds from stock option exercises	1,097	464	15,686	1,736
Proceeds from common stock issuance	—	—	29,020	—
Repurchase of shares and fully vested options	—	—	(1,892)	(2,766)
Payments for deferred offering costs	(3,819)	—	(5,410)	—
Net cash provided by (used in) financing activities	(2,722)	464	32,404	27,246
Effect of foreign exchange rates on cash and cash equivalents	379	153	1,253	(161)
Net increase (decrease) in cash, cash equivalents and restricted cash	(31,584)	21,413	(1,696)	20,541
Cash, cash equivalents and restricted cash - beginning of period	73,047	21,746	43,159	22,618
Cash, cash equivalents and restricted cash - end of period	$41,463	$43,159	$41,463	$43,159
Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$37,636	$42,052	$37,636	$42,052
Restricted cash	3,827	1,107	3,827	1,107
Total cash, cash equivalents and restricted cash	$41,463	$43,159	$41,463	$43,159

* As adjusted to reflect the impact of the full retrospective adoption of ASC 606.

Intapp, Inc.

Reconciliation of GAAP to non-GAAP Financial Measures

(Unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:

Non-GAAP gross profit

	Three Months Ended June 30,		Year Ended June 30,
	2021	2020*	2021	2020*
Gross profit*	$40,914	$29,625	$140,259	$115,563
Adjusted to exclude the following (as related to cost of revenues):
Stock-based compensation	301	72	1,128	642
Amortization of intangible assets	1,722	1,841	6,783	7,371
Restructuring costs	—	765	—	765
Non-GAAP gross profit	$42,937	$32,303	$148,170	$124,341

Non-GAAP operating expense

	Three Months Ended June 30,		Year Ended June 30,
	2021	2020*	2021	2020*
Research and development	$13,717	$9,447	$50,853	$42,090
Stock-based compensation	(1,035)	(272)	(4,054)	(1,145)
Non-GAAP research and development	$12,682	$9,175	$46,799	$40,945

Sales and marketing*	$22,731	$12,975	$69,948	$58,898
Stock-based compensation	(2,963)	(225)	(6,791)	(1,037)
Amortization of intangible assets	(1,075)	(992)	(4,052)	(3,968)
Non-GAAP sales and marketing	$18,693	$11,758	$59,105	$53,893

General and administrative	$14,108	$5,450	$42,418	$28,491
Stock-based compensation	(1,538)	(472)	(6,593)	(1,315)
Amortization of intangible assets	(35)	—	(35)	—
Acquisition-related transaction costs	(1,557)	—	(1,557)	—
Non-GAAP general and administrative	$10,978	$4,978	$34,233	$27,176

*As adjusted to reflect the impact of the full retrospective adoption of ASC 606.

Non-GAAP operating profit

	Three Months Ended June 30,		Year Ended June 30,
	2021	2020*	2021	2020*
Operating loss*	$(9,642)	$(1,141)	$(22,960)	$(16,810)
Adjusted to exclude the following (including the portion related to cost of revenues):
Stock-based compensation	5,837	1,041	18,566	4,139
Amortization of intangible assets	2,832	2,833	10,870	11,339
Acquisition-related transaction costs	1,557	—	1,557	—
Restructuring costs	—	3,659	—	3,659
Non-GAAP operating profit	$584	$6,392	$8,033	$2,327

Non-GAAP net loss

	Three Months Ended June 30,		Year Ended June 30,
	2021	2020*	2021	2020*
Net loss attributable to common stockholders*	$(19,913)	$(11,977)	$(62,348)	$(59,963)
Adjusted to exclude the following (including the portion related to cost of revenues):
Stock-based compensation	5,837	1,041	18,566	4,139
Amortization of intangible assets	2,832	2,833	10,870	11,339
Acquisition-related transaction costs	1,557	—	1,557	—
Restructuring costs	—	3,659	—	3,659
Non-cash cumulative preferred dividends	4,003	3,695	15,584	14,048
Non-GAAP net loss attributable to common stockholders	$(5,684)	$(749)	$(15,771)	$(26,778)

GAAP net loss per share attributable to common stockholders*	$(0.68)	$(0.49)	$(2.23)	$(2.49)
Non-GAAP net loss per share attributable to common stockholders	$(0.19)	$(0.03)	$(0.56)	$(1.11)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	29,342	24,198	27,950	24,109

Unlevered free cash flow

	Year Ended June 30,
	2021	2020*
Net cash used in operating activities*	$(9,749)	$(1,410)
Adjusted for the following cash outlays:
Purchases of property and equipment	(2,473)	(2,638)
Capitalized internal-use software costs	(2,526)	(2,496)
Cash paid for interest	24,139	22,143
Unlevered free cash flow	$9,391	$15,599

*As adjusted to reflect the impact of the full retrospective adoption of ASC 606.